CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement on Form S-3 of VTEL Corporation of our report dated March 13, 1996 with respect to the consolidated statements of operations, stockholders' equity and cash flows of Compression Labs, Incorporated for the year ended December 31, 1995, which report appears in the annual reports on Form 10-K and Form 10-K/A of VTEL Corporation for the year ended July 31, 1998. We also consent to the reference to us under the heading "Experts" in the prospectus.

KPMG LLP


/s/ KPMG, LLP
--------------------------

Mountain View, California
May 3, 1999